UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2025

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue NW South Building, Suite 900 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2025, the Board of Directors (the “Board”) of ASP Isotopes Inc. (the “Company”), effective as of September 8, 2025, increased the size of the Board to seven (7) members and elected Ralph L. Hunter to fill the vacancy on the Board resulting from such increase in the number of directors.  Mr. Hunter will serve as a Class II director of the Board, with a term expiring at the 2027 annual meeting of the stockholders of the Company or until his earlier resignation or removal.  Effective as of September 8, 2025, Mr. Hunter was also designated as a member of the Board of Managers of Quantum Leap Energy LLC, a wholly owned subsidiary of the Company.

There is no arrangement or understanding between Mr. Hunter and any other person, pursuant to which he was selected as a director, and there is no family relationship between Mr. Hunter and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Hunter requiring disclosure under Item 404(a) of Regulation S-K.  Additional information about Mr. Hunter is set forth below.

Ralph L. Hunter, age 60, has over thirty five years of experience in the nuclear power generation industry.  Since June 2025, Mr. Hunter has been the Chairman and Chief Executive Officer of RC Nuclear Consultants, LLC, a consulting company he established to help investors, technology companies, data center developers, power off takers and others navigate the new nuclear landscape. From February 2024 to June 2025, Mr. Hunter was President and Chief Executive Officer of Orion Nuclear Energy Corporation where he led the development company in securing opportunities nationally for both small modular reactors and micro-reactors. From 2013 to February 2024, Mr. Hunter led the development of Constellation Energy Corporation’s international clean energy business in his role as President of Constellation Generation Development, LLC (CGD), and was responsible for all of Constellation's (formerly Exelon Generation) development activities in the nuclear sector worldwide. Mr. Hunter served as Chair on the U.S. Civil Nuclear Trade Advisory Committee (CINTAC) which promoted civil nuclear energy exports, supported marketing U.S. civilian nuclear technologies, innovative U.S. nuclear technologies and the capabilities of U.S. nuclear operators and suppliers. Representing Constellation’s investment in small modular nuclear reactors internationally, Mr. Hunter also served on the Board of Rolls-Royce SMR Limited, a company involved in the United Kingdom’s clean energy development. Mr. Hunter holds both a Bachelor of Engineering degree in Nuclear Engineering and a Master of Engineering degree in Nuclear Engineering from the University of Florida. He also attended the Executive Management Program at the Darden School of Business at the University of Virginia and is a certified Project Management Professional. The Board believes that Mr. Hunter’s extensive relevant experience and competencies, including senior management experience, financial expertise, knowledge of the nuclear energy sector and risk governance, will be a valuable addition to the Board.

Mr. Hunter will be entitled to compensation in accordance with the Company’s non-employee director compensation policy approved by the Board in October 2024 (attached as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with Securities and Exchange Commission on March 31, 2025). In connection with his election to the Board, on September 8, 2025, Mr. Hunter received an award of 10,470 shares of restricted stock, which shall vest in full on the one-year anniversary of the grant date (subject to continued service as a director) under the Company’s 2022 Equity Incentive Plan. Mr. Hunter will be eligible for additional grants under the Company’s non-employee compensation policy beginning at the Company’s 2025 annual meeting of stockholders.

Mr. Hunter has entered into the Company’s standard form of indemnification agreement, a form of which has been filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with Securities and Exchange Commission on March 31, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: September 8, 2025	By:	/s/ Donald G. Ainscow
	Name:	Donald G. Ainscow
	Title:	Executive Vice President, General Counsel and Secretary

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